CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     Graco Inc. (the "Company") wishes to take advantage of the "safe harbor" provisions regarding forward-looking statements of the Private Securities Litigation Reform Act of 1995 and is filing this Cautionary Statement in order to do so.

     From time to time various forms filed by the Company with the Securities and Exchange Commission, including the Company's Form 10-K, Form 10-Q and Form 8-K, its Annual Report to Shareholders, and other written documents or oral statements released by the Company, may contain forward-looking statements. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," and similar expressions, and reflect the Company's expectations concerning the future. Such statements are based upon currently available information, but various risks and uncertainties may cause the Company's actual results to differ materially from those expressed in these statements. Among the factors which management believes could affect the Company's operating results are the following:


       o With respect to the Company's business as a whole, the Company's prospects and operating results may be affected by:


          - changing economic conditions in the United States and other major world economies, including economic downturns or recessions and foreign currency exchange rate fluctuations;


          - international trade factors, including changes in international trade policy, such as trade sanctions, increased tariff barriers and other restrictions, weaker protection of the Company's proprietary technology in certain foreign countries, the burden of complying with foreign laws and standards, and potentially adverse taxes;


          - the ability of the Company to develop new products and technologies, maintain and enhance its market position relative to its competitors, maintain and enhance its distribution channels, realize productivity and product quality improvements, and continue to control expenses.


          - the ability of the Company and its suppliers, customers, creditors and financial service organizations to implement information processing software and hardware that will accommodate the Year 2000;


          - disruption in operations, transportation, communication, sources of supply, customer operations or payment, caused by acts of God, labor disputes, war, embargo, fire or other cause beyond its reasonable control.


       o The prospects and operating results of the Company's Contractor Equipment Division may be affected by: variations in the level of housing starts; the level of repairs, remodeling and additions to existing homes; the level of commercial and institutional building and remodeling activity; the availability and cost of financing; changes in the environmental regulation of coatings; the consolidation in the paint manufacturing industry; changes in construction materials and techniques; the cost of labor in foreign markets; the regional market strength of certain competitors; and the level of government spending on road construction and infrastructure development.


       o The prospects and operating results of the Company's Industrial Equipment Division may be affected by the capital equipment spending levels of industrial customers, the availability and cost of financing, changes in the environmental regulation of coatings, changes in the technical characteristics of materials, changes in application technology, and the ability of the Company to meet changing customer requirements.


       o The prospects and operating results of the Company's Lubrication Equipment Division may be affected by variations in the equipment spending levels of the major oil companies, and the relative market strength and pricing strategies of competitors, especially in major foreign markets.


       o The prospects and operating results of the Company's Automotive Equipment Division may be affected by the equipment purchase plans of major automobile manufacturers worldwide (which are in turn impacted by the level of automotive sales worldwide), changes in automotive manufacturing processes, and the pricing strategies of competitors.